UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KBS GROWTH & INCOME REIT, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Proxy Statement and Notice of

Annual Meeting of Stockholders

To Be Held March 4, 2020

SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

Dear Stockholder:

On Wednesday, March 4, 2020, KBS Growth & Income REIT, Inc. (“we” or “us”) will hold our annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California 92660. The annual meeting will begin at 1:00 p.m. Pacific. Directions to the annual meeting can be obtained by calling (949) 417-6500.

We are holding the annual meeting of stockholders for the following purposes:

1.	To elect four directors to hold office for one-year terms.
The board of directors recommends a vote FOR each nominee.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

In addition, we will attend to such other business as may properly come before the annual meeting and any adjournment or postponement thereof. The board of directors does not know of any matters that may be voted upon at the annual meeting other than the matters set forth above.

The board of directors has selected December 12, 2019 as the record date for determining stockholders entitled to vote at the annual meeting.

The proxy statement, proxy card and our annual report to stockholders are being mailed on or about December 20, 2019.

Whether or not you plan to attend the annual meeting and vote in person, we encourage you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 4, 2020:

Our proxy statement, form of proxy card and annual report to stockholders are also available at

www.proxyvote.com, and can be accessed by using the 16-digit control number and following the instructions located on the proxy card.

By Order of the Board of Directors

Jeffrey K. Waldvogel
Secretary

Newport Beach, California

December 13, 2019

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a copy of the proxy materials?

A:

You owned shares of record of our common stock at the close of business on December 12, 2019, the record date for the annual meeting and, therefore, are entitled to vote at the annual meeting. The board of directors is soliciting your proxy to vote your shares at the annual meeting. Our proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting. You do not need to attend the annual meeting in person in order to vote.

Q:	What is a proxy?

A:

A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Charles J. Schreiber, Jr., Jeffrey K. Waldvogel and Stacie K. Yamane, each of whom is one of our executive officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you submit your proxy without instructions, they will vote:

(1)	FOR all of the director nominees, and
(2)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

With respect to any other proposals to be voted upon, the appointed proxies will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. It is important for you to submit your proxy via the Internet or by telephone or return the enclosed proxy card to us as soon as possible, whether or not you plan on attending the annual meeting.

Q:	When is the annual meeting and where will it be held?

A:

The annual meeting will be held on Wednesday, March 4, 2020, at 1:00 p.m. Pacific, at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California 92660.

Q:	Who is entitled to vote at the annual meeting?

A:

Anyone who is a stockholder of record at the close of business on December 12, 2019, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the record date. Such proof can consist of: a brokerage statement or letter from a broker indicating ownership on December 12, 2019; a proxy card; a voting instruction form; or a legal proxy provided by your broker or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership.

Q:	Will my vote make a difference?

A:

Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described herein can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	How many shares of common stock are outstanding?

A:	As of December 12, 2019, there were 10,147,295 shares of our common stock outstanding and entitled to be cast at the annual meeting on any matter.

Q:	What constitutes a quorum?

A:

A quorum consists of the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the annual meeting on any matter. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. No business may be conducted at the annual meeting if a quorum is not present. If you submit your proxy, even if you abstain from voting, then you will still be considered part of the quorum.

If a quorum is not present at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of December 12, 2019. Notice need not be given of the new date, time or place if announced at the annual meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the nominees to serve on the board of directors; and
(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends that you vote:

(1)	FOR each of the nominees for election as director who is named in this proxy statement; and
(2)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Q:	How can I vote?

A:

Stockholders can vote in person at the annual meeting, as described above under “Who is entitled to vote at the annual meeting?”, or by proxy. Stockholders have the following three options for submitting their votes by proxy:

(1)	via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;

(2)	by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or
(3)	by mail, by completing, signing, dating and returning the enclosed proxy card.

For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the annual meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the annual meeting, you can submit your vote in person as described above under “Who is entitled to vote at the annual meeting?”, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the annual meeting by:

(1)	notifying Mr. Waldvogel, our Secretary;
(2)	attending the annual meeting and voting in person as described above under “Who is entitled to vote at the annual meeting?”;
(3)	returning another proxy card dated after your first proxy card, if we receive it before the annual meeting date; or
(4)	recasting your proxy vote via the Internet or by telephone.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting. If a broker or other nominee holds your stock on your behalf, you must contact your broker, bank or other nominee to change your vote.

Q:	What are the voting requirements to elect the board of directors?

A:

Under our charter, a majority of the votes cast by shareholders entitled to vote and present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. Because of this majority vote requirement, “withhold” votes will have the effect of a vote against each nominee for director. Broker non-votes (discussed below) will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted FOR each of the nominees.

Q:	What are the voting requirements for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019?

A:

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions will have no effect on the determination of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner.

Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the proposal to elect our directors and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. Broker non-votes will have no effect on the proposal to elect each nominee for director. Because brokers have discretionary authority to vote for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the annual meeting other than the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Messrs. Schreiber and Waldvogel and Ms. Yamane, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the director nominations and stockholder proposals for the next annual meeting of stockholders due?

A:

Any proposals by stockholders for inclusion in our proxy solicitation material for the next Annual Meeting of stockholders must be received by Mr. Waldvogel, our Secretary, at our executive offices no later August 22, 2020. However, if we hold our next Annual Meeting before February 2, 2021 or after April 3, 2021, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the next Annual Meeting, whether or not the proposal is intended to be included in our proxy materials, Section 2.12 of our bylaws requires advance notice to our Secretary no earlier than July 23, 2020 and no later than August 22, 2020. However, if we hold our next Annual Meeting before February 2, 2021 or after April 3, 2021, a stockholder nomination or proposal to be considered at the next Annual Meeting must be received by us not earlier than the 150th day before the date of the next Annual Meeting and not later than the close of business on the later of the 120th day before the date of the next Annual Meeting or the 10th day following the day on which public disclosure of the date of the next Annual Meeting is first made. Our Secretary will provide a copy of bylaws upon written request and without charge.

The mailing address of our executive offices is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

Q:	How are proxies being solicited?

A:

In addition to mailing proxy solicitation materials, our directors and employees of our advisor or its affiliates may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process.

We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that for Broadridge’s solicitation services we will pay approximately $43,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors and employees of our advisor or its affiliates will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I receive more than one set of voting materials for the annual meeting?

A:

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

(1)	via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;
(2)	by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or
(3)	by mail, by completing, signing, dating and returning the enclosed proxy card.

Q:	What should I do if only one set of voting materials for the annual meeting is sent and there are multiple stockholders in my household?

A:

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact Broadridge at (800) 574-5897.

Q:	How can I find out the results of the voting at the annual meeting?

A:

We will file a Current Report on Form 8-K within four business days after the annual meeting to announce voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Q:	Who can help answer my questions?

A:

If you have any questions about the annual meeting, the election of directors or the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Broadridge at (800) 574-5897.

Q:	Where can I find more information?

A:

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information regarding the public reference facilities.

CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Directors

We operate under the direction of the board of directors. The board of directors oversees our operations and makes all major decisions concerning our business. During 2018, the board of directors held 10 meetings. Each director attended at least 75% of the meetings of our board. For biographical information regarding our directors, see “ – Executive Officers and Directors” below.

There are two committees of the board of directors: the audit committee and the conflicts committee. Information regarding each of these committees is set forth below.

Board Leadership Structure

Our board of directors consists of five seats and currently is composed of Mr. Schreiber, who indirectly controls our sponsor and our advisor and who is one of our executive officers, and three independent directors that meet the independence criteria as specified in our charter. On April 25, 2019, Peter M. Bren, our then President and one of our former affiliated directors, as well as one of the indirect owners of KBS Holdings LLC, our sponsor and the parent entity of our advisor, passed away. We have nominated fewer director candidates for election at the annual meeting than the number of seats available while the board of directors considers whether to fill the vacant position or reduce the size of the board. Stockholders may not vote for a greater number of persons than the number of nominees named.

Unless otherwise specified, all references to independent directors in this proxy statement refer to compliance with the independent director criteria as specified in our charter, as set forth under “ – Director Independence” below. Our charter provides that a majority of the seats on the board of directors will be for independent directors. The board composition and the corporate governance provisions in our charter ensure strong oversight by independent directors. The board of directors’ two committees, the audit committee and the conflicts committee, are composed entirely of independent directors. Our company is led by Mr. Schreiber, who has served as Chairman of the Board and our Chief Executive Officer since our inception in 2015. Although the board of directors has not established a policy on whether the role of Chairman of the Board and Chief Executive Officer should be combined, in practice the board of directors has found that having a combined Chairman of the Board and Chief Executive Officer role allows for more productive board meetings. As Chairman of the Board, Mr. Schreiber is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. Mr. Schreiber’s direct involvement in our operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, the board of directors currently believes that maintaining a structure that combines the roles of Chairman of the Board and Chief Executive Officer is the appropriate leadership structure for our company. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Director Independence

A majority of our board of directors, George R. Bravante, Jr., Jon D. Kline and Keith P. Russell, meet the independence criteria as specified in our charter. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor, KBS Holdings, or our advisor, KBS Capital Advisors. A director is deemed to be associated with our sponsor or our advisor if he or she (i) owns an interest in our sponsor, our advisor or any of their affiliates; (ii) is employed by our sponsor, our advisor or any of their affiliates; (iii) is an officer or director of our sponsor, our advisor or any of their affiliates, (iv) performs services, other than as a director, for us; (v) is a director for more than three REITs organized by our sponsor or advised by our advisor; or (vi) has any material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship will be deemed material per se if the annual gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of their affiliates.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of the directors, and all of the members of the audit committee and the conflicts committee, are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The board of directors has affirmatively determined that George R. Bravante, Jr., Jon D. Kline and Keith P. Russell each satisfies the New York Stock Exchange independence standards. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies (if applicable) or received or earned any compensation from us or any such entities except for compensation directly related to service as a director of us. Therefore, we believe that all of these directors are independent directors.

The Audit Committee

General

The audit committee’s function is to assist the board of directors in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm’s qualifications, performance and independence, and (v) the performance of our internal audit function. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee charter is available on our website at kbsgireit.com.

The members of the audit committee are Keith P. Russell (Chairman), George R. Bravante, Jr. and Jon D. Kline. All of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All of the members of the audit committee have significant financial and/or accounting experience, and the board of directors has determined that each of our independent directors, Mr. Bravante, Mr. Kline and Mr. Russell, satisfies the SEC’s requirements for an “audit committee financial expert.” During 2018, the audit committee held four meetings and all audit committee members attended each meeting.

Independent Registered Public Accounting Firm

During the year ended December 31, 2018, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. We expect that Ernst & Young LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2019. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

For the years ended December 31, 2018 and 2017, all services rendered by Ernst & Young LLP were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young LLP for the years ended December 31, 2018 and 2017, are set forth in the table below.

	2018	2017
Audit fees	$325,000	$382,200
Audit-related fees	-	-
Tax fees	34,553	36,289
All other fees	1,412	285

Total	$360,965	$418,774

For purposes of the preceding table, Ernst & Young LLP’s professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

•

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.
•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2018 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP their independence from us. In addition, the audit committee considered whether Ernst & Young LLP’s provision of non-audit services is compatible with Ernst & Young LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

December 12, 2019	The Audit Committee of the Board of Directors:
Keith P. Russell (Chairman), George R. Bravante, Jr.
and Jon D. Kline

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

The Conflicts Committee

General

The members of the conflicts committee are Jon D. Kline (Chairman), George R. Bravante, Jr. and Keith P. Russell, all of whom are independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of our advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

•	reviewing and reporting on our policies;
•	approving transactions with affiliates and reporting on their fairness to us;
•	supervising and evaluating the performance and compensation of our advisor;
•	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter;

•	approving borrowings in excess of the total liabilities limit set forth in our charter; and
•	discharging the board of directors’ responsibilities relating to compensation.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2018, the conflicts committee held six meetings and all members attended each meeting.

Oversight of Executive Compensation

As noted above, the conflicts committee discharges the board of directors’ responsibilities relating to the compensation of our executives. However, we do not have any paid employees and our executive officers do not receive any compensation directly from us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “–Certain Transactions with Related Persons” below for a discussion of the fees paid to our advisor and its affiliates.

Policy Regarding Transactions with Related Persons

Our charter requires the conflicts committee to review and approve all transactions between us and our advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the conflicts committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently our advisor’s Chief Audit Executive, via the Ethics Hotline, or directly to the audit committee chair, as appropriate.

Certain Transactions with Related Persons

Set forth below is a description of the material transactions between our affiliates and us since the beginning of 2017 as well as any such currently proposed material transactions.

We have entered into agreements with certain affiliates pursuant to which they provide services to us. All of our executive officers and our affiliated director are also officers, directors, managers, or key professionals of and/or holders of a direct or indirect controlling interest in our advisor, KBS Capital Markets Group LLC (our dealer manager for our distribution reinvestment plan offering), and other affiliated KBS entities. Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer, our President and our affiliated director. Our advisor and KBS Capital Markets Group LLC are owned and controlled by KBS Holdings, our sponsor. Charles J. Schreiber, Jr. indirectly controls our sponsor and our advisor.

Our Relationship with KBS Capital Advisors. Our advisor provides day-to-day management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;
•	structuring the terms and conditions of our investments, sales and joint ventures;
•	acquiring properties on our behalf in compliance with our investment objectives and policies;
•	arranging for financing and refinancing of our properties;
•	entering into leases and service contracts for our properties;
•	supervising and evaluating each property manager’s performance;
•	reviewing and analyzing the properties’ operating and capital budgets;
•	assisting us in obtaining insurance;
•	generating an annual budget for us;
•	reviewing and analyzing financial information for each of our assets and our overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•	performing investor-relations services;
•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
•	engaging in and supervising the performance of our agents, including our registrar and transfer agent; and
•	performing any other services reasonably requested by us.

Our advisor is subject to the supervision of the board of directors and only has such authority as we may delegate to it as our agent. The advisory agreement has a one-year term expiring April 28, 2020, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. For the period from January 1, 2017 through the most recent date practicable, which was September 30, 2019, we compensated our advisor as set forth below.

Our advisor or its affiliates have paid, and will pay in the future, certain of our organization and offering expenses as described below. Offering costs include all expenses incurred in connection with our offerings of securities. Organization costs include all expenses incurred in connection with our formation, including but not limited to legal fees and other costs to incorporate.

•

In our public offering our advisor and its affiliates were responsible for any organization and offering expenses (excluding selling commissions, the dealer manager fee and the stockholder serving fee) related to the primary initial public offering to the extent they exceeded 1.0% of gross primary initial public offering proceeds as of the termination of the primary initial public offering. We paid selling commissions, the dealer manager fee and the stockholder servicing fee directly. From the inception of the initial public offering through December 31, 2016 and from January 1, 2017 through the termination of our initial public offering, our advisor incurred approximately $3.7 million and $0.6 million, respectively, of organization and offering expenses related to the initial public offering on our behalf, all of which was outstanding as of September 30, 2019. We recorded $39,358 of organization and other offering expenses related to the initial public offering, which amounts represent our maximum liability for organization and other offering costs as of the termination of our primary initial public offering based on the limitation described above.

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Our advisor or its affiliates have paid, and in the future may pay, some of the offering costs related to our distribution reinvestment plan, including, but not limited to, our legal, accounting, printing, mailing and filing fees. We are responsible for reimbursing our advisor for these costs. No reimbursements made by us to our advisor may cause total organization and offering expenses incurred by us to exceed 15% of the aggregate gross offering proceeds as of the date of reimbursement. From January 1, 2017 through September 30, 2019, with respect to our distribution reinvestment plan, our advisor did not incur any organization and offering expenses on our behalf.

•

Our advisor has agreed to pay all organization and offering expenses related to our second private offering that launched in October 2017, including selling commissions directly on our behalf without reimbursement by us. From the inception of the offering through September 30, 2019, our advisor incurred approximately $1.5 million of organization and offering expenses related to the offering on our behalf.

For acquisitions prior to August 9, 2017, we incurred acquisition fees payable to our advisor equal to 2.0% of the cost of investments acquired by us, including acquisition expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment budgeted as of the date of acquisition. Acquisition fees relate to services provided in connection with the selection and acquisition of real estate investments. We paid no acquisition fees in 2017. We amended our advisory agreement on August 9, 2017 to eliminate the payment of an acquisition fee to our advisor and do not expect to incur real estate acquisition fees to affiliates going forward.

We also reimburse our advisor for customary acquisition expenses, whether or not we ultimately acquire the asset. From January 1, 2017 through September 30, 2019, our advisor and its affiliates did not incur any such costs on our behalf.

We pay our advisor a monthly fee for asset management services. Through August 8, 2017, this fee was equal to one-twelfth of 1.6% of the cost of our investments, less any debt secured by or attributable to the investments. As of August 9, 2017, the fee is equal to one-twelfth of 1.0% of the cost of our investments, including the portion of the investment that is debt financed. The cost of the real property investments is calculated as the amount paid or allocated to acquire the real property, plus the budgeted capital improvement costs for the development, construction or improvements to the property once such funds are disbursed pursuant to a final approved budget and fees and expenses related to the acquisition, but excluding acquisition fees paid or payable to our advisor. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. From January 1, 2017 through December 31, 2017, our asset management fees totaled $1.1 million. From January 1, 2018 through September 30, 2019, our asset management fees totaled $3.3 million. Of these amounts, $0.5 million relating to the second and third quarters of 2017 was waived and $3.7 million relating to the period from October 1, 2017 to September 30, 2019 was accrued but payment was deferred by our advisor.

Under our advisory agreement, we reimburse our advisor and its affiliates for certain expenses they incur in connection with their provision of services to us, including our allocable share of the salaries, benefits and overhead of internal audit department personnel providing services to us and promotional costs and expenses related to the leasing of properties. We do not reimburse our advisor or its affiliates for the salaries and benefits our advisor or its affiliates may pay to our executive officers. From January 1, 2017 through December 31, 2017, we had reimbursed our advisor for $185,000 of operating expenses, including $184,000 of employee costs. From January 1, 2018 through September 30, 2019, we had reimbursed our advisor for $336,000 of operating expenses, including $329,000 of employee costs. As of September 30, 2019, we had $21,000 of operating expenses outstanding, all of which were employee costs.

Our Relationship with KBS Capital Markets Group. We initially entered into a dealer manager agreement with KBS Capital Markets Group on June 11, 2015 in connection with the launch of an initial private placement offering. On April 28, 2016 we launched the initial public offering and entered a new dealer manager agreement with our dealer manager with respect to the initial public offering.

In both offerings, we paid the dealer manager up to 6.5% of the price per share of Class A common stock sold in the primary portion of the offering as a selling commission. For Class T common stock sold in the primary initial public offering, we paid selling commissions to the dealer manager in an amount up to 3.0% of the price per share of Class T common stock. The dealer manager reallowed 100% of selling commissions earned to participating broker-dealers. No sales commissions were paid on shares sold through the DRP. In both offerings, we paid the dealer manager up to 2.0% of the price per share of common stock sold in the primary portion of the offering as a dealer manager fee. No dealer manager fee was payable on shares sold through the DRP. From its dealer manager fee, the dealer manager could reallow to any participating broker-dealer up to 1.0% of the price per share of common stock sold in the offerings attributable to that participating broker-dealer as a marketing fee and in select cases, the dealer manager could increase the reallowance.

From January 1, 2017 through December 31, 2017, we incurred selling commissions under our dealer manager agreement with KBS Capital Markets Group of $78,000 of which 100% was reallowed to participating broker-dealers. From January 1, 2017 through December 31, 2017, we incurred dealer manager fees of $51,000, of which $24,000 was reallowed by our dealer manager to participating broker-dealers. No dealer manager fees or selling commissions to our affiliated dealer manager were incurred after the termination of our initial public offering in June 2017.

In addition to selling commissions and dealer manager fees, and subject to the limitations on organization and offering expenses described above, we were also obligated to reimburse our dealer manager and its affiliates for certain offering-related expenses that they incurred on our behalf. These expenses included, among others, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, and meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers. We reimbursed our dealer manager for such underwriting compensation incurred as discussed in our documents. We also directly paid or reimbursed our dealer manager for bona fide invoiced due diligence expenses of broker-dealers. From January 1, 2017 through September 30, 2019, our dealer manager had incurred $79,000 of expenses outstanding related to the public offering.

Through the termination of our primary public offering on June 30, 2017, we paid the dealer manager an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts to certain categories of purchasers) of Class T common stock sold in the primary offering. The stockholder servicing fee accrued daily and was paid monthly in arrears, and the dealer manager reallowed 100% of the stockholder servicing fee to the broker dealer of record for services provided to Class T stockholders after the initial sale of the Class T share. No stockholder servicing fee was paid with respect to Class T shares purchased through the distribution reinvestment plan or issued pursuant to a stock dividend. From July 26, 2016 through December 31, 2016 and from January 1, 2017 through the termination of our primary public offering June 30, 2017, we incurred stockholder servicing fees of $37,000 and $12,000, respectively, all of which was reallowed to the broker dealer of record.

We have also entered into a fee reimbursement agreement (the “AIP Reimbursement Agreement”) with our dealer manager pursuant to which we agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform with respect to certain accounts of our stockholders serviced through the platform. From January 1, 2017 through December 31, 2017, and from January 1, 2018 through September 30, 2019, we incurred and paid $1,500 and $1,900, respectively, of costs and expenses related to the AIP Reimbursement Agreement.

Our Relationship with KBS Management Group, LLC. For property management services, we pay KBS Management Group, LLC , our property co-manager and an affiliate of our advisor, a monthly fee equal to a percentage of the rent (to be determined on a property by property basis, consistent with current market rates), payable and actually collected for the month. From January 1, 2017 through December 31, 2017, our property management fees totaled $124,000. From January 1, 2018 through September 30, 2019, our property management fees totaled $292,000, of which $13,000 was outstanding as of September 30, 2019.

Insurance Program. As of January 1, 2017, we, together with KBS Real Estate Investment Trust, Inc. (“KBS REIT I”), KBS Real Estate Investment Trust II (“KBS REIT II”), KBS Real Estate Investment Trust III (“KBS REIT III”), Pacific Oak Strategic Opportunity REIT, Inc., formerly KBS Strategic Opportunity REIT, Inc. (“Pacific Oak Strategic Opportunity REIT”) (advisory agreement terminated as of October 31, 2019), KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”), Pacific Oak Strategic Opportunity REIT II, Inc., formerly KBS Strategic Opportunity REIT II, Inc. (“Pacific Oak Strategic Opportunity REIT II”) (advisory agreement terminated as of October 31, 2019), our dealer manager, our advisor and other KBS-affiliated entities, had entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage were shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. At the June 2017 renewal, KBS REIT I elected to cease participation in the program and obtain separate insurance coverage. At the June 2018 renewal, Pacific Oak Strategic Opportunity REIT, Pacific Oak Strategic Opportunity REIT II and KBS Legacy Partners Apartment REIT elected to cease participation in the program and obtained separate insurance coverage. In June 2019, we renewed our participation in the program. The program is effective through June 30, 2020.

Allocation Policy. Our advisor and KBS Realty Advisors proposed that our conflicts committee and board of directors adopt an asset allocation policy (the “Allocation Process”) among us, KBS REIT II and KBS REIT III (collectively, the “Core Strategy REITs”) and a new real estate investment trust affiliated with Mr. Schreiber (the “New REIT”). The board of directors and conflicts committee adopted the Allocation Process as proposed. The Allocation Process provides that, in order to mitigate potential conflicts of interest that may arise among the Core REITs and the New REIT, upon the listing of the New REIT (which occurred on July 19, 2019), potential asset acquisitions that meet all of the following criteria would be offered first to the New REIT:

i.	Class A office building;
ii.	Purchase price of at least $125.0 million;

iii.	Average occupancy of at least 90% for the first two years based on contractual in-place leases; and
iv.	Stabilized property investment yield that is generally supportive of the distributions per unit of the New REIT.

To the extent the New REIT does not have the funds to acquire the asset or to the extent the manager of the New REIT decides to forego the acquisition opportunity, such asset may then be offered to the Core Strategy REITs at the discretion of our advisor.

From January 1, 2017 through December 31, 2017 and from January 1, 2018 through September 30, 2019, no other transactions occurred between us and KBS REIT I (which liquidated in December 2018), KBS REIT II, KBS REIT III, Pacific Oak Strategic Opportunity REIT, Pacific Oak Strategic Opportunity REIT II, KBS Legacy Partners Apartment REIT (which liquidated in December 2018), our dealer manager, our advisor or other KBS-affiliated entities.

Effective October 31, 2019, Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II transferred the management of the companies to a new external advisor, Pacific Oak Capital Advisors LLC. The transfer of management allows KBS Capital Advisors to focus on its core asset portfolios, while the Pacific Oak group of companies focuses primarily on opportunistic portfolios. Pacific Oak Capital Advisors, LLC is owned and managed by Keith D. Hall and Peter McMillan III. Together, through GKP Holding LLC, Messrs. Hall and McMillan, indirectly own a 33 1/3% interest in KBS Capital Advisors and KBS Capital Markets Group.

Currently Proposed Transactions. There are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting and determined that the composition of the current board of directors satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It is also expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire, manage and dispose of the types of assets we acquire and manage.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of KBS Capital Advisors. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (866) 527-4264.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of KBS Growth & Income REIT, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by any of the following means:

•	Via the Internet at kbsgireit.ethicspoint.com;
•	By calling the toll free Ethics Hotline at (888) 329-6414; or
•	By mailing a description of the suspected violation or concern to:

Audit Committee Chair

c/o KBS Growth & Income REIT, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, CA 92660

Reports made via the Ethics Hotline will be sent to our compliance officer, currently our advisor’s Chief Audit Executive, and the audit committee chair, provided that no person named in the report will receive the report directly.

Stockholders can also communicate directly with the Chairman of the Board at the annual meeting. Although we do not have a policy regarding the attendance of directors at annual meetings of stockholders, we expect that all of our directors will be present at all such meetings. All of our directors were present at the 2018 annual meeting except one.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the annual meeting of stockholders and are being nominated for re-election to serve until the next annual meeting of stockholders and until his successor is elected and qualified. We have nominated four directors for election at the annual meeting. We currently have five seats on our board of directors. On April 25, 2019, Peter M. Bren, our then President and one of our affiliated directors, as well as one of the indirect owners of KBS Holdings LLC, our sponsor and the parent entity of our advisor, passed away. We have nominated fewer director candidates for election at the annual meeting than the number available while the board of directors considers whether to fill the vacant position or reduce the size of the board. Stockholders may not vote for a greater number of persons than the number of nominees named.

Name and Address(1)	Position(s)	Age(2)	Year First Became a Director
Charles J. Schreiber, Jr.	Chairman of the Board, Chief Executive Officer, President and Director	68	2015
Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer and Secretary	42	N/A
Stacie K. Yamane	Chief Accounting Officer	55	N/A
George R. Bravante, Jr.	Independent Director	61	2016
Jon D. Kline	Independent Director	52	2016
Keith P. Russell	Independent Director	74	2016

(1)	The address of each named executive officer and director is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2)	As of December 1, 2019.

Charles J. Schreiber, Jr. is our Chairman of the Board, our Chief Executive Officer and one of our directors, positions he has held since January 2015. In August 2019, he was also elected as our President. He is also the Chief Executive Officer of our advisor, a position he has held since October 2004; Chairman of the Board, Chief Executive Officer, President and a director of KBS REIT II, positions he has held since August 2007, August 2007, August 2019, and July 2007, respectively; and Chairman of the Board, Chief Executive Officer, President, and a director of KBS REIT III, positions he has held since January 2010, January 2010, August 2019, and December 2009, respectively. Mr. Schreiber was Chairman of the Board, Chief Executive Officer and a director of KBS REIT I from June 2005 until its liquidation in December 2018. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. In addition, Mr. Schreiber controls the voting rights with respect to the 33 1/3% interest of KBS Holdings LLC held indirectly by the estate of Peter M. Bren (together with other family members). KBS Holdings LLC is a sponsor of our company and is or was a sponsor of KBS REIT I, KBS REIT II, Pacific Oak Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, Pacific Oak Strategic Opportunity REIT II and KBS Growth & Income REIT, which were formed in 2009, 2005, 2007, 2008, 2009, 2013 and 2015, respectively.

Mr. Schreiber is the Chief Executive Officer of KBS Realty Advisors and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities are registered as investment advisers with the SEC. Messrs. Bren and Schreiber were the founding partners of the KBS-affiliated investment advisors. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of September 30, 2019, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $27.6 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, KBS REIT III, Pacific Oak Strategic Opportunity REIT (advisory agreement terminated October 31, 2019), KBS Legacy Partners Apartment REIT, and Pacific Oak Strategic Opportunity REIT II (advisory agreement terminated October 31, 2019). Through October 31, 2019, our advisor also served as the U.S. asset manager for Keppel Pacific Oak US REIT, and KBS Realty Advisors serves as the U.S. asset manager for Prime US REIT, both Singapore real estate investment trusts.

Mr. Schreiber oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ operations, including the acquisition, management and disposition of individual investments and portfolios of investments for KBS-sponsored programs and KBS-advised investors. He also directs all facets of KBS Capital Advisors’ and KBS Realty Advisors’ business activities and is responsible for investor relationships.

In addition, since July 2018, Mr. Schreiber has served as Chairman of the Board and a director for KBS US Prime Property Management Pte. Ltd., which is the external manager of Prime US REIT, a Singapore real estate investment trust that is listed on the Singapore Stock Exchange. Mr. Schreiber holds an indirect ownership interest in KBS US Prime Property Management Pte. Ltd. and KBS Asia Partners Pte. Ltd., which is the sponsor of Prime US REIT.

Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 30 years. Prior to forming the first KBS-affiliated investment advisor in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with an emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development and serves as a member of the Executive Committee for the Public Non-Listed REIT Council for the National Association of Real Estate Investment Trusts. He is also a member of the National Council of Real Estate Investment Fiduciaries. Mr. Schreiber has served as a member of the board of directors and executive committee of The Irvine Company since August 2016, and since December 2016, Mr. Schreiber has served on the Board of Trustees of The Irvine Company.

The board of directors has concluded that Mr. Schreiber is qualified to serve as a director, Chairman of the Board and as our Chief Executive Officer and President for reasons including his extensive industry and leadership experience. With more than 40 years of experience in real estate development, management, acquisition and disposition and more than 30 years of experience with the acquisition, origination, management, disposition and financing of real estate-related debt investments, he has the depth and breadth of experience to implement our business strategy. He gained his understanding of the real estate and real estate-finance markets through hands-on experience with acquisitions, asset and portfolio management, asset repositioning and dispositions. As our Chief Executive Officer and a principal of our advisor, Mr. Schreiber is best-positioned to provide the board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors, as Chief Executive Officer, President, Chairman of the Board and a director of KBS REIT II and KBS REIT III, as a director and trustee of The Irvine Company, as Chairman of the Board and a director of KBS US Prime Property Management Pte. Ltd. and as former Chief Executive Officer, Chairman of the Board and a director of KBS REIT I, Mr. Schreiber brings to the board of directors demonstrated management and leadership ability.

Jeffrey K. Waldvogel is our Chief Financial Officer, Treasurer and Secretary, positions he has held since June 2015, April 2017 and April 2017, respectively. He is also the Chief Financial Officer of our advisor, a position he has held since June 2015; Chief Financial Officer, Secretary and Treasurer of KBS REIT II, positions he has held since June 2015, August 2018 and August 2018, respectively; Chief Financial Officer, Secretary and Treasurer of KBS REIT III, positions he has held since June 2015, July 2018 and July 2018, respectively. From June 2015 until November 2019, he also served as Chief Financial Officer, Treasurer and Secretary of Pacific Strategic Opportunity

REIT and Pacific Strategic Opportunity REIT II. He was Chief Financial Officer of KBS REIT I and KBS Legacy Partners Apartment REIT from June 2015 until their respective liquidations in December 2018.

Mr. Waldvogel has been employed by an affiliate of our advisor since November 2010. With respect to the KBS-sponsored REITs advised by our advisor, he served as the Director of Finance and Reporting from July 2012 to June 2015 and as the VP Controller Technical Accounting from November 2010 to July 2012. In these roles Mr. Waldvogel was responsible for overseeing internal and external financial reporting, valuation analysis, financial analysis, REIT compliance, debt compliance and reporting, and technical accounting.

Prior to joining an affiliate of our advisor in 2010, Mr. Waldvogel was an audit senior manager at Ernst & Young LLP. During his eight years at Ernst & Young LLP, where he worked from October 2002 to October 2010, Mr. Waldvogel performed or supervised various auditing engagements, including the audit of financial statements presented in accordance with GAAP, as well as financial statements prepared on a tax basis. These auditing engagements were for clients in a variety of industries, with a significant focus on clients in the real estate industry.

In April 2002, Mr. Waldvogel received a Master of Accountancy Degree and Bachelor of Science from Brigham Young University in Provo, Utah. Mr. Waldvogel is a Certified Public Accountant (California).

Stacie K. Yamane is our Chief Accounting Officer, a position she has held since January 2015. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of our advisor and Chief Accounting Officer of KBS REIT II and KBS REIT III, positions she has held for these entities since October 2008, October 2008, and January 2010, respectively. From August 2009 until November 2019 and from February 2013 until November 2019, she served as Chief Accounting Officer of Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II, respectively. From August 2009 until its liquidation in December 2018, she served as Chief Accounting Officer of KBS Legacy Partners Apartment REIT; from October 2008 until its liquidation in December 2018, she served as Chief Accounting Officer of KBS REIT I. From July 2007 to December 2008, Ms. Yamane served as the Chief Financial Officer of KBS REIT II and from July 2007 to October 2008 she served as Controller of KBS REIT II; from October 2004 to October 2008, Ms. Yamane served as Fund Controller of our advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I and from June 2005 to October 2008 she served as Controller of KBS REIT I.

Ms. Yamane also serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, from 2004 through 2015, Ms. Yamane was responsible for client accounting/reporting for two real estate portfolios. These portfolios consisted of industrial, office and retail properties as well as land parcels. Ms. Yamane worked closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assisted in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her almost 30 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

George R. Bravante, Jr. is one of our independent directors, a position he has held since March 2016. In 1996, Mr. Bravante founded Biltmore Advisors, LLC, the general partner of Bravante-Curci Investors, L.P., and since 1996, he has served as the Managing Member of Biltmore Advisors, LLC. Bravante-Curci Investors focuses on real estate and agricultural investments in California. Since 2005, Mr. Bravante has been the owner of Bravante

Produce, which oversees agricultural land, and since July 2013, he has served as the Chief Executive Officer of Pacific Agriculture Realty, LP, an agricultural real estate fund.

Mr. Bravante has been in the real estate industry for over 30 years. Prior to founding Bravante-Curci Investors in 1996, Mr. Bravante served as: President and Chief Operating Officer of Colony Advisors, where he oversaw all aspects of the firm’s operations, including financial and asset management and property management and dispositions; President and Chief Operating Officer of the American Realty Group, where he was responsible for the strategic management, restructuring and disposition of more than $20 billion in real estate-related assets; Chief Financial Officer of RMB Realty, where he was extensively involved with all aspects of numerous commercial real estate transactions; and Manager of Ernst & Whinney (now Ernst & Young LLP), where he advised real estate developers and financial institutions as a member of the real estate consulting group. Since December 2014, Mr. Bravante has served on the board of directors and audit committee of Sabre Corp, and from 2004 through 2010, Mr. Bravante served on the board of directors of ExpressJet Holdings, Inc., serving as non-executive chairman from 2005 to 2010. Mr. Bravante also served on the board of directors of Sunkist Growers, Inc. from January 2011 through January 2014 and of American Real Estate Group from 1990 to 1993. Mr. Bravante received a Bachelor of Arts in Accounting from the University of South Carolina in 1982.

The board of directors has concluded that Mr. Bravante is qualified to serve as an independent director for reasons including his 30 years of experience in the real estate industry and his financial, strategic business and investment strategy abilities. Mr. Bravante’s broad executive experience provides him with key skills in working with directors, understanding board processes and functions, responding to our business’s financial, strategic and operational challenges and opportunities and overseeing management. The board of directors believes that these attributes and the depth and breadth of Mr. Bravante’s exposure to complex real estate, financial and strategic issues throughout his career make him a valuable asset to the board of directors. Further, his service as a director and member of the audit committee of Sabre Corp and as a director of ExpressJet Holdings, both public companies, gives him additional perspective and insight into public companies such as ours.

Jon D. Kline is one of our independent directors and is the chair of the conflicts committee, positions he has held since March 2016. Mr. Kline is the founder and Chief Executive Officer of Clearview Hotel Capital, LLC, a privately-held hotel investment and advisory company focused on acquiring and providing asset management for hotels in urban and unique locations. Mr. Kline has led Clearview Hotel Capital since its founding in 2007. From 2006 through 2007, he served as President and, from 2003 to 2006, as Chief Financial Officer of Sunstone Hotel Investors, Inc., a public hotel REIT (NYSE: SHO). Prior to joining Sunstone in 2003, Mr. Kline oversaw the U.S. hospitality and leisure investment banking practice at Merrill Lynch & Co., with responsibility for lodging, gaming, restaurants and other leisure industries. Prior to joining Merrill Lynch, Mr. Kline was a real estate investment banker at Smith Barney, focused on lodging and other real estate asset classes, and an attorney with Sullivan & Cromwell LLP. Mr. Kline has served on the board of directors of CareTrust REIT, Inc. (NASDAQ: CTRE), a public REIT, since June 2014, and he is currently the chair of the audit committee and a member of the nominating and corporate governance and compensation committees. Mr. Kline holds a Bachelor of Arts in Economics from Emory University and a J.D. from New York University School of Law.

The board of directors has concluded that Mr. Kline is qualified to serve as an independent director and as chair of the conflicts committee for reasons including executive leadership experience in a public REIT, his professional and educational background, his network of relationships with real estate professionals and his extensive background and experience in public markets and in real estate and finance transactions. As the founder of Clearview Hotel Capital, Mr. Kline is acutely aware of the operational challenges we will encounter. In addition, his service as a director and chair of the audit committee of CareTrust REIT provide him an understanding of the requirements of serving on the board of, and the issues facing, a public real estate company such as ours.

Keith P. Russell is one of our independent directors and is the chair of the audit committee, positions he has held since March 2016. Since June 2001, Mr. Russell has been President of Russell Financial, Inc., a strategic and financial consulting firm serving businesses and high net worth individuals. In March 2001, Mr. Russell retired as Chairman of Mellon West and Vice Chairman of Mellon Financial Corporation, in which capacities he had served since 1996. From 1991 through 1996, Mr. Russell served in various positions at Mellon, including Vice Chairman and Chief Risk Officer of Mellon Bank Corporation and Chairman of Mellon Bank Corporation’s Credit Policy

Committee. From 1983 to 1991, Mr. Russell served as President and Chief Operating Officer, and a director, of Glenfed/Glendale Federal Bank.

Mr. Russell has served on the board of directors of Sunstone Hotel Investors, Inc. (NYSE: SHO), a public REIT, since 2004, and he is currently the chair of the audit committee and a member of the nominating and corporate governance committee. Mr. Russell has served on the board of directors of Hawaiian Electric Industries, Inc. (NYSE: HEI) since May 2011, and he is currently a member of the audit committee. Since 2010, Mr. Russell has also served on the board of directors of American Savings Bank, a subsidiary of Hawaiian Electric Industries, and he is currently a member of the audit committee and is the chair of the risk committee. In addition, from 2002 to July 2011, Mr. Russell served on the board of directors of Nationwide Health Properties, Inc., where he served as chair of the audit committee and as a member of the corporate governance and nominating committee. Mr. Russell has been a panelist at various conferences and seminars, addressing topics such as corporate governance and the audit committee’s role. Mr. Russell holds a Bachelor of Arts in Economics from the University of Washington and a Master of Arts in Economics from Northwestern University.

The board of directors has concluded that Mr. Russell is qualified to serve as an independent director and as chair of the audit committee for reasons including his expertise in the areas of risk management and financial analysis and his general investment experience. As a leading executive with several large financial institutions, Mr. Russell has extensive experience in assessing risks and reserves for companies in a wide range of financial situations, which contributes invaluable expertise to the board of directors. In addition, his service as a director and chair of the audit committee of Sunstone Hotel Investors, as a director and member of the audit committee of Hawaiian Electric Industries, Inc. and as a former director and chair of the audit committee of Nationwide Health Properties provides him an understanding of the requirements of serving on the board of, and the issues facing, a public real estate company such as ours.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See “Certain Transactions with Related Persons” above for a discussion of the fees paid to our advisor and its affiliates.

Compensation of Directors

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the conflicts committee, based upon recommendations from our advisor. One of our executive officers, Mr. Schreiber manages and controls our advisor, and through our advisor, he is involved in recommending and setting the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year 2018.

Name	Fees Earned or Paid in Cash in 2018 (1)	All Other Compensation	Total
George R. Bravante, Jr.	$92,329	$–	$92,329
Jon D. Kline	98,829	–	98,829
Keith P. Russell	94,829	–	94,829
Charles J. Schreiber, Jr. (2)	–	–	–
Peter M. Bren(3)	–	–	–

(1)

Fees Earned in 2018 or Paid in Cash include meeting fees earned in: (i) 2017 but paid or reimbursed in the first quarter of 2018 as follows: Mr. Bravante $7,333, Mr. Kline $8,333, and Mr. Russell $7,333; and (ii) 2018 but paid or to be paid in 2019 as follows: Mr. Bravante $7,333, Mr. Kline $8,333, and Mr. Russell $7,333.

(2)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

(3)	Mr. Bren passed away on April 25, 2019.

Cash Compensation

We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay our independent directors for attending board of directors and audit or conflicts committee meetings as follows:

•	$2,500 for each board of directors meeting attended;
•	$2,500 for each audit or conflicts committee meeting attended, except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended;
•	$2,000 for each teleconference board of directors meeting attended; and
•	$2,000 for each teleconference audit or conflicts committee meeting attended, except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings.

STOCK OWNERSHIP

The following table shows, as of December 12, 2019, the amount of our Class A and Class T common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A and Class T common stock, respectively, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner of Class A and Class T Shares, as indicated (1)	Amount and Nature of Beneficial Ownership of Class A Shares	Percent of all Class A Shares	Amount and Nature of Beneficial Ownership of Class T Shares	Percent of all Class T Shares
Burns Family Trust	–	–	23,590	7.70%
Burnell D. & Shirley Kraft Revocable Trust	–	–	18,163	5.93%
Julie W. Lorenzen Trust	–	–	17,781	5.81%
Comrit Investments 1, Limited Partnership (2)	1,755,752	17.84%	–	–
George R. Bravante, Jr., Independent Director	–	–	–	–
Jon D. Kline, Independent Director	–	–	–	–
Keith P. Russell, Independent Director	–	–	–	–
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer, President and Director	59,231 (4)	*	–	–
Jeffrey K. Waldvogel, Chief Financial Officer, Treasurer and Secretary	–	–	–	–
Stacie K. Yamane, Chief Accounting Officer	–	–	–	–
All directors and executive officers as a group	73,503(3)(4)	*	–	–

*	Less than 1% of the outstanding Class A Shares

(1)	The address of each named beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2)

Decisions regarding the voting or disposition of the shares of our common stock held by Comrit Investments I, Limited Partnership are made by the majority vote of the board of directors of Comrit Investments Ltd., the sole general partner of the limited partnership. The current members of the board of directors of Comrit Investments Ltd. are David Lubetzky and Iddo Kook. Comrit Investments I, Limited Partnership owns only shares of the Company’s Class A common stock and does not have an ownership interest in KBS Capital Advisors.

(3)	None of the shares is pledged as security.

(4)	Includes 20,404.0430 shares of our Class A common stock owned by KBS Capital Advisors, which is indirectly owned and controlled by Mr. Schreiber.

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all four members of the board of directors. Those persons elected will serve as directors until the next annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

•	Charles J. Schreiber, Jr.	•	Jon D. Kline
•	George R. Bravante, Jr.	•	Keith P. Russell

Each of the nominees for director is a current director. Detailed information on each nominee is provided under “Certain Information About Management – Executive Officers and Directors.”

We have nominated four directors for election at the annual meeting. We currently have five seats on our board of directors. On April 25, 2019, Peter M. Bren, our then President and one of our affiliated directors, as well as one of the indirect owners of KBS Holdings LLC, our sponsor and the parent entity of our advisor, passed away. We have nominated fewer director candidates for election at the annual meeting than the number available while the board of directors considers whether to fill the vacant position or reduce the size of the board. Stockholders may not vote for a greater number of persons than the number of nominees named.

Vote Required

Under our charter, a majority of the votes cast by shareholders entitled to vote and present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. Because of this majority vote requirement, “withhold” votes will have the effect of a vote against each nominee for director. Broker non-votes will have no effect on the determination of this proposal. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3), by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES LISTED FOR RE-ELECTION AS DIRECTORS.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

During the year ended December 31, 2018, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other services. Ernst & Young LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of Ernst & Young LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of Ernst & Young LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

We expect that Ernst & Young LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young LLP representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in our proxy solicitation material for the next Annual Meeting of stockholders must be received by Mr. Waldvogel, our Secretary, at our executive offices no later than August 22, 2020. However, if we hold our next Annual Meeting before February 2, 2021 or after April 3, 2021, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the next Annual Meeting, whether or not the proposal is intended to be included in our proxy materials, Section 2.12 of our bylaws requires advance notice to our Secretary no earlier July 23, 2020 and no later than August 22, 2020. However, if we hold our next Annual Meeting before February 2, 2021 or after April 3, 2021, a stockholder nomination or proposal to be considered at the next Annual Meeting must be received by us not earlier than the 150th day before the date of the next Annual Meeting and not later than the close of business on the later of the 120th day before the date of the next Annual Meeting or the 10th day following the day on which public disclosure of the date of the next Annual Meeting is first made. Our Secretary will provide a copy of bylaws upon written request and without charge.

The mailing address of our executive offices is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

C/O DST SYSTEMS, INC. P.O. BOX 219015 KANSAS CITY, MO 64121 SCAN TO VIEW MATERIALS & VOTE w PROXY VOTING INSTRUCTIONS VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up through March 3, 2020. Have your proxy card in hand. VOTE BY MAIL Mark, sign and date your proxy card and return it (for receipt by March 3, 2020) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up through March 3, 2020. Have your proxy card in hand when you access the web site. Your QR vote, telephone vote or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. Control Number located in box below: TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E88110-P31684 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KBS GROWTH & INCOME REIT, INC. The Board of Directors recommends a vote FOR all nominees listed in Proposal 1. 1. Election of Directors For Withhold 1a. Schreiber 1b. Bravante 1c. Kline 1d. Russell The Board of Directors recommends a vote FOR Proposal 2 as described in the proxy statement. For Against Abstain 2. The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2019. Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS KBS GROWTH & INCOME REIT, INC. Wednesday, March 4, 2020 1:00 p.m. Pacific At Offices of KBS 800 Newport Center Drive, First Floor, Suite 140 Conference Center Newport Beach, California 92660 Your Vote is Important! FOLD HERE BEFORE INSERTING INTO RETURN ENVELOPE E88111-P31684 KBS Growth & Income REIT, Inc. 800 NEWPORT CENTER DRIVE • FIRST FLOOR • SUITE 140 CONFERENCE CENTER NEWPORT BEACH • CALIFORNIA 92660 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Charles J. Schreiber, Jr., Jeffrey K. Waldvogel and Stacie K. Yamane, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of KBS GROWTH & INCOME REIT, INC. to be held on March 4, 2020, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018.

KBS Growth & Income REIT
Please Vote!
YOUR VOTE IS CRITICAL. PLEASE SUBMIT YOUR PROXY VOTE PROMPTLY.
Reduce corporate expenses by submitting your vote online at www.proxyvote.com or by calling the toll free number on the voting form included in the enclosed materials.
Read Enclosed Materials for the Annual Stockholders Meeting
Enclosed for the Annual Meeting of Stockholders:
• Annual Report
• Proxy Statement describing proposals to be voted upon
• Voting form for each account registration.*
* You may have more than one voting form included in your packet due to having multiple registrations. Please be sure to vote all proxies in your packet.
Vote by Mail
Mark, sign and date your voting form and return it in the postage-paid return envelope.
or Vote by Telephone*
Please call the toll free number listed on your voting form. Have your control number listed on the voting form ready and follow the simple instructions.
or Vote by Internet*
Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the voting form.
* If you vote by telephone or online, you do not need to mail back the voting form.
For Assistance
If you have any questions or need assistance with completing your voting form, please call our proxy solicitor, Broadridge Financial Solutions, Inc., at (800) 574-5897. Representatives are available Monday through Friday 9:00 a.m. to 9:00 p.m. (Eastern).
Thank you!
We appreciate your participation and support. Again, please be sure to vote!
www.kbs.com P31684 - LTR